UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 5, 2009

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) ON Semiconductor Corporation (“Company”) recently canceled its corporate bonus plan, canceled its annual equity based awards for 2009 and reduced the salaries of executives. Subsequently, the Company took action to replace the annual equity awards for 2009 with a new performance based equity award program as described in more detail below. This action by the Company was due, in part, to economic and market trends and the desire to further align employees’ interest with those of our shareholders. The new performance based equity award program was reviewed by the outside compensation consultant for the Compensation Committee of the Board of Directors (the “Committee”) of the Company. On February 5, 2009, the Committee made certain awards of performance based restricted stock units (“PBRSUs”) under this new program to eligible employees pursuant to the Company’s 2000 Stock Incentive Plan, as amended (“SIP”). A total of approximately 14.352 million units were awarded to these employees under the performance based equity award program. The objective of the awards is to drive employee and Company performance using a key performance metric, adjusted non-GAAP earnings before interest, taxes, depreciation, and amortization, which the Company considers to be an important tool in measuring the Company’s cash generation. The Company believes that this performance metric is particularly relevant considering the challenging economic environment that the Company and the Company’s industry face. Further, the Company believes, based on input from its consultants and advisors, that the move to more (non-cash) performance based long-term incentives is consistent with other companies within and outside of the Company’s industry.

Historically, the Company has granted equity based awards annually to eligible employees during the first quarter of a fiscal year pursuant to the SIP with most of these awards being in the form of stock options and using time based vesting criteria. The award of PBRSUs to eligible employees will be in lieu of the annual grants of equity based awards that the Company would have normally made during the current quarter. The employees identified for eligibility for such PBRSU grants were determined based primarily on performance and retention factors, along with level of position at the Company.

In addition to other eligible employees, the following named executive officers received PBRSUs: (i) Keith Jackson, President and Chief Executive Officer of the Company; (ii) John Nelson, Executive Vice President and Chief Operating Officer of the Company; (iii) Donald Colvin, Executive Vice President, Chief Financial Officer and Treasurer of the Company; and (iv) Robert Mahoney, Executive Vice President of Sales and Marketing of the Company, under the SIP, subject to the terms and conditions of a PBRSUs award agreement (“PBRSU Agreement”). The amount of units awarded to each named executive officer (and other eligible employees) under their respective PBRSU Agreement were calculated based on several components including competitive peer data for the named executive officers provided by the Compensation Committee’s outside compensation consultant, actual performance, retention and typical annual equity award foregone.

Information on the number of units awarded to our named executive officers is set forth below.

	Year 1 / First 4 Quarters		Year 2 / Second 4 Quarters		Year 3 / Third 4 Quarters
	Minimum Units	Maximum Units	Minimum Units	Maximum Units (1)	Minimum Units	Maximum Units (1)
President & Chief Executive Officer	0	562,203	0	562,203	0	562,203
Executive Vice President & Chief Operating Officer	0	425,461	0	425,461	0	425,461
Executive Vice President & Chief Financial Officer	0	300,236	0	300,236	0	300,235
Executive Vice President of Sales & Marketing	0	233,914	0	233,913	0	233,913
Total	0	1,521,814	0	1,521,813	0	1,521,812

(1)	This column does not include the cumulative total for each PBRSUs award to the relevant named executive officer although the PBRSU Agreements provide for cumulative amounts.

Each PBRSU represents the right to receive one share of the Company’s common stock on the applicable vesting date. The PBRSUs may vest quarterly over a three-year (twelve quarter) period upon the achievement of certain percentage improvements over the baseline non-GAAP earnings before interest, taxes, depreciation and amortization (“Baseline Non-GAAP EBITDA”) as defined in the PBRSU Agreement. The Baseline Non-GAAP EBITDA amount will be the initial base target and the minimum threshold to trigger vesting. This target will incrementally increase by 15% over Baseline Non-GAAP EBITDA each quarter (“Quarterly Target”), so that the Company’s non-GAAP EBITDA would have to increase to approximately 280% of Baseline Non-GAAP EBITDA in order for 100% of the eligible grant to vest. If Baseline Non-GAAP EBITDA is not met in a quarter, then 0% of the eligible grant will vest. If the Baseline Non-GAAP EBITDA is met in a quarter but the target EBITDA is not met, then 50% of the eligible grant will vest. If the Quarterly Target is met or exceeded, then 100% of the eligible grant will vest. Baseline Non-GAAP EBITDA and Quarterly Targets will be adjusted to exclude the following, if applicable, for a particular quarter: (i) extraordinary items; (ii) infrequent or special items (e.g., amortization of purchased intangible assets, in-process research and development expense, stock-based compensation expense from acquisitions, stock-based compensation expense determined in accordance with Statement of Financial Accounting Standards No. 123 (as revised and amended), restructuring, asset impairments and other, net, expensing of the step up to fair market value of inventory from acquisitions, and divestitures); and (iii) other similar adjustments. Baseline Non-GAAP EBITDA and Quarterly Target will specifically include activity from mergers and acquisitions. Unvested PBRSUs will continue to remain eligible for vesting until the expiration of the grant, which will expire one day past the filing with the Commission of the twelfth quarter’s Form 10-Q following the first performance measurement period. Unvested PBRSUs carry forwards will fully vest in any quarter in which the original Quarterly Target or Baseline Non-GAAP EBITDA is met.

Under our equity award grant date policy, these awards will become effective on March 2, 2009. For the eligible employees who are senior vice presidents and above, if the eligible employee’s employment is terminated without cause (including for good reason) within two years following a change in control of the Company, any previously unvested PBRSUs will become vested.

The above description is qualified by reference to the terms and conditions set forth in the SIP and the PBRSU Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 11, 2009	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

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